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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported) November 12, 1996


                                 GTI CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                   1-4289                              05-0278990
         (Commission File Number)             (IRS Employer Identification No.)


      9715 Business Park Drive, San Diego, California                92131
           (Address of principal executive offices)                (Zip Code)



         Registrant's telephone number, including area code (619) 537-2500


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ITEM 5.  OTHER EVENTS

         a)       Legal Proceedings

                  In December 1995, a class-action lawsuit was filed in the United States District Court, Southern District of California, against the Company and certain of its officers and directors alleging violations of the Securities Exchange Act of 1934. Specifically, the complaint asserts, among other claims, that the Company artificially inflated the value of its stock by making false and misleading statements about expected financial results. In July 1996, the Company entered into a Stipulation of Settlement which was subject to the court's approval. Pursuant to that Stipulation, all claims will be released. The settlement amount was $1 million of which $400,000 will be paid by the Company. On November 12, 1996, the court approved the Stipulation of Settlement with prejudice and without any material modification thereto.

                  In July 1996, Valor filed a complaint in the Superior Court of the State of California for the County of San Diego against a competitor and certain of its employees alleging misappropriation of trade secrets, breach of certain confidentiality agreements, and unfair competition. The Company is seeking unspecified damages. In August 1996, the competitor filed a cross-complaint against the Company alleging abuse of process, defamation, unfair competition, and declaratory relief. The competitor is seeking unspecified damages. The complaint is in the preliminary stages of discovery and pleadings. In November 1996, the court dismissed the competitor's abuse of process claim with prejudice. The Company intends to vigorously pursue its case and defend itself from the cross-complaint. Because the outcome of the Company's complaint is uncertain at this time and that management believes the competitor's cross-complaint is without merit, no amounts have been recorded in the Company's condensed consolidated financial statements as of September 28, 1996 for any loss or gain that could result from this litigation.

         b)       Resignation of an Officer

                  See the following press release, dated November 18, 1996, announcing the resignation of a certain officer of the Company.


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FOR IMMEDIATE RELEASE                            Contact:  Lori Squier
                                                           Investor Relations
                                                           (619) 537-2500


                  GTI Corporation announces management changes



San Diego, California (November 18, 1996) -- GTI Corporation (Nasdaq: GGTI) announced today that Douglas J. Downs, vice president and chief financial officer, has tendered his resignation, effective November 18, 1996, to pursue other career opportunities. His duties will be assumed on an interim basis by Scott Meader, controller of Valor Electronics, Inc., a subsidiary of GTI.

     "We wish him well in his new endeavor and anticipate a smooth transition," said Albert J. Hugo-Martinez, GTI president and chief executive officer.

     GTI Corporation is an active participant in the worldwide market for networking and network-access products. Through Valor Electronics, it is a leading supplier of magnetics-based, signal processing and power-management products used worldwide to satisfy the diverse needs of the datacom and telecom markets. Through Promptus Communications, it provides "bandwidth-on-demand" management for worldwide networking.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  November 22, 1996               GTI CORPORATION



                                       By: /s/ Scott A. Meader
                                          -------------------------------------
                                          Scott A. Meader
                                          Acting Vice President and Chief
                                          Financial Officer
                                          (signing as both  authorized officer
                                          and Chief Financial Officer)


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